EXHIBIT 23.2

                               CONSENT OF KPMG LLP



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                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors\
Brookline Bancorp, Inc.:

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 9, 2004 related to the consolidated balance sheet of Brookline Bancorp, Inc. as of December 31, 2003 and the related consolidated statements of income, comprehensive income, changes in stockholders' equity and cash flows for the year then ended, which report appears in the December 31, 2003 annual report on Form 10-K of Brookline Bancorp, Inc.


                                  /s/ KPMG LLP

April 15, 2004
Boston, MA